Exhibit 99.1

The ONE Group Hospitality, Inc. Reports Third Quarter 2019 Results

Domestic Same Store Sales Increases 9.3%; Operating Income Increases 131%; Adjusted EBITDA Increases 30%

Updates 2019 and Issues 2020 Financial Targets

Denver, CO – November 7, 2019 – The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (Nasdaq: STKS) today reported its financial results for the third quarter ended September 30, 2019. The Company also updated its previously announced financial targets for 2019 and issued financial targets for 2020, both inclusive of the acquisition of Kona Grill, which was completed on October 4, 2019.

Highlights for the third quarter ended September 30, 2019 compared to the same period last year were as follows:

•	Total GAAP revenues increased 10.5% to $22.1 million from $20.0 million;
•	Domestic same store sales* for STK restaurants increased 9.3%;
•	GAAP net income attributable to The ONE Group was $460,000, or $0.02 net income per share, compared to GAAP net loss of $305,000, or $0.01 net loss per share; and
•	Adjusted EBITDA** increased 30% to $2.6 million compared to $2.0 million in the prior year.

*Same store sales represents total US food and beverage sales at owned and managed STK units opened for at least a full 18-month period. Revenues from locations where we do not directly control the event sales force (The W Hotel, Westwood, CA and our locations in Europe) are excluded from this measure.

**We define Adjusted EBITDA as net income (loss) before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, pre-opening expenses, non-recurring gains and losses, stock-based compensation, results from discontinued operations and certain transactional costs. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Adjusted EBITDA to Net Income (loss) in this release.

Emanuel “Manny” Hilario, President and CEO of The ONE Group, stated, "Same store sales growth accelerated to 9.3% against a formidable comparison of 6.9% from the same period last year, reflecting the popularity of our unique VIBE dining program and continued ability to expand our market share within the upscale dining segment. We also increased overall profitability by controlling restaurant-level operating and corporate expenses, resulting in 30% growth in Adjusted EBITDA.”

Mr. Hilario continued, “We recently opened an STK restaurant at the Condado Vanderbilt Hotel in San Juan, Puerto Rico and a new restaurant brand, ANGEL Roofbar & Dining, at the Hotel Calimala in Florence, Italy. We have one additional STK restaurant slated to open, in Scottsdale, Arizona, by year-end. In 2020, we intend to accelerate our development and currently project six to eight openings, consisting of five to six STK restaurants and one to two food and beverage venues.”

Mr. Hilario added, “Last month, The One Group marked a milestone event by acquiring Kona Grill, an excellent brand with 24 high performing domestic restaurants. We foresee a meaningful opportunity at Kona Grill to embed elements of our bar-business knowledge and unique VIBE dining program, improve its operating margins through efficiencies and scale, and leverage its G&A as part of our corporate infrastructure. These efforts will serve to define the brand’s next chapter by elevating the Kona Grill guest experience while driving better top and bottom line performance. In doing so, we can create long-term value for our shareholders.”

Mr. Hilario concluded, “Our updated 2019 outlook reflects Kona Grill contributing approximately $23 million to $24 million in revenues and additive to Adjusted EBITDA to our consolidated fourth quarter 2019. For 2020, we expect up to 78% growth in our total GAAP revenues, including approximately $100 million in sales from Kona Grill, and expect to generate between $23 million and $25 million in Consolidated Adjusted EBITDA, representing up to 80% growth compared to this year.”

Kona Grill Transaction

On October 4, 2019, the Company completed the purchase of substantially all the assets of Kona Grill, Inc. and its affiliated entities, consisting of 24 Kona Grill domestic restaurants and franchise rights for one international location, for $25 million in cash and the assumption of working capital liabilities of approximately $11 million. The transaction was funded with cash on hand and the proceeds from a new senior secured credit facility, which consists of a $48 million senior secured term loan and a $12 million revolver from Goldman Sachs Bank USA.

Third Quarter 2019 Financial Results

Total GAAP revenues increased 10.5% to $22.1 million in the third quarter of 2019 from $20.0 million in the third quarter of 2018. The increase was primarily driven by growth in same store sales coupled with the opening of STK Nashville in March 2019. Domestic same store sales at STK restaurants increased 9.3% lapping a 6.9% increase from the prior year, both indicative of the continued strong performance of the STK brand.

Total owned restaurant net revenues increased 11.8% to $17.1 million in the third quarter of 2019 compared to $15.3 million in the third quarter of 2018. The increase was due to the growth in same store sales coupled with the opening of STK Nashville in March 2019.

Management, license and incentive fee revenues increased 7.4% to $2.9 million in the third quarter of 2019 from $2.7 million in the third quarter of 2018. The increase was primarily due to increased sales within our existing international, managed locations in the United Kingdom and Italy, which was partially offset by the negative currency effects of a weaker British Pound and Euro. The increase was also driven by new STK licensed locations that opened in the third quarter of 2018 and in 2019, including in Mexico City, Dubai, and Doha. This increase was partially offset by the loss of management fee revenue from the One 29 Park, LLC management agreement, which terminated on September 30, 2018.

GAAP net income attributable to The ONE Group Hospitality, Inc. in the third quarter of 2019 was $460,000, or $0.02 net income per share, compared to GAAP net loss of $305,000, or $0.01 net loss per share, in the third quarter of 2018.

Adjusted EBITDA** increased 30.0% to $2.6 million in the third quarter of 2019 from $2.0 million in the third quarter of 2018.

Development Update

Location	Type	Opening Date
STK Doha	International Licensed	January 2019
STK Nashville	Domestic Company-Owned	March 2019
STK San Juan	Domestic Licensed	October 2019
ANGEL Roofbar & Dining, Florence, Italy	International Food & Beverage	October 2019
STK Scottsdale	Domestic Managed	Expected December 2019

2019 Targets

We are updating our 2019 targets, which account for the contribution from Kona Grill for the balance of the fiscal year:

•	Same store sales growth of 6% to 8% at domestic company-owned and managed STK locations;
•	Total GAAP revenues between $118 million and $120 million, representing approximately 38% to 40% growth compared to our 2018 total GAAP revenues;
•	Total food and beverage sales at all our owned and managed units between $213 million and $223 million;
•	Consolidated Adjusted EBITDA between $14 million and $14.5 million, representing approximately 33% to 38% growth compared to our 2018 Consolidated Adjusted EBITDA;
•	Total G&A, excluding stock-based compensation and integration expenses, of approximately $9.5 million;
•	Total capital expenditures, net of allowances received from landlords, of approximately $5 million; and,
•	Five openings, including four STK restaurants and one Food and Beverage venue.

2020 Targets

Our targets for 2020 are as follows.

•	Same store sales growth of about 2% to 3%;
•	Total GAAP revenues between $200 million and $210 million, representing approximately 67% to 78% growth compared to our projected 2019 total GAAP revenues;
•	Total food and beverage sales at all our owned and managed units between $310 million and $320 million;
•	Consolidated Adjusted EBITDA between $23 million and $25 million, representing approximately 60% to 80% growth compared to our projected 2019 Consolidated Adjusted EBITDA;
•	Total G&A, excluding stock-based compensation and integration expenses, between 6% and 7% of total GAAP revenues;
•	Total capital expenditures, net of allowances received from landlords, of approximately $8 million to $10 million; and,
•	Six to eight openings, including five to six STK restaurants and one to two Food and Beverage venues.

We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure are not available without unreasonable effort.

Conference Call and Webcast

Emanuel “Manny” Hilario, President and CEO, and Tyler Loy, Chief Financial Officer, will host a conference call and webcast to discuss third quarter 2019 financial results today at 4:30 PM Eastern Time.

The conference call can be accessed live over the phone by dialing 1-201-493-6780. The replay will be available after the call and can be accessed by dialing 1-412-317-6671; the passcode is 13695075.  The replay will be available until November 21, 2019.

The webcast can also be accessed from the Investor Relations tab of the Company’s website at www.togrp.com under “News / Events”.

About The ONE Group

The ONE Group Hospitality, Inc. (NASDAQ: STKS) is a global hospitality company that develops and operates upscale and polished casual, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both nationally and internationally. The ONE Group’s focus is to be the global leader in Vibe Dining, and its primary restaurant brands are STK, a modern twist on the American steakhouse concept with 20 restaurants in major metropolitan cities in the U.S., Europe and the Middle East. In October 2019, The ONE Group purchased Kona Grill, a polished casual, bar-centric brand featuring American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere. Kona Grill consists of 24 restaurants guided by a passion for quality food and exceptional service, and operates one restaurant under a franchise agreement in Dubai, United Arab Emirates. ONE Hospitality, The ONE Group’s food and beverage hospitality services business, develops, manages and operates premier restaurants and turn-key food and beverage services within high-end hotels and casinos. Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include our expectations regarding 2019 and 2020 financial results, the revenue the acquired Kona Grill restaurants will generate, the accretion to earnings and Consolidated Adjusted EBITDA that will result from the acquisition, savings to aggregate G&A, and the benefits of integrating the Kona Grill restaurants into our operations. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to, (1) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain our key employees; (2) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (3) in the case of our strategic review of operations, our ability to successfully improve performance and cost, realize the benefits of our marketing efforts, and achieve improved results as we focus on developing new management and license deals; (4) changes in applicable laws or regulations; (5) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors; (6) our ability to efficiently integrate Kona Grill restaurants, and our ability to improve performance and cost at the restaurants and to realize synergies; and (7) other risks and uncertainties indicated from time to time in our filings with the SEC, including our Annual Report on Form 10-K filed for the year ended December 31, 2018.

Investors are referred to the most recent reports filed with the SEC by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Media:

Kate Ottavio Kent, ICR

Kate.OttavioKent@icrinc.com

203-682-8276

Investors:

Raphael Gross, ICR

Raphael.Gross@icrinc.com

203-682-8253

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited, in thousands, except earnings per share and related share information)

The following table sets forth certain statements of operations data for the periods indicated (in thousands):

	For the three months ended September 30,		For the nine months ended September 30,
	2019	2018	2019	2018
Revenues:
Owned restaurant net revenues	$17,120	$15,312	$53,749	$45,908
Owned food, beverage and other net revenues	2,065	1,960	6,472	6,048
Total owned revenue	19,185	17,272	60,221	51,956
Management, license and incentive fee revenue	2,921	2,688	8,260	7,832
Total revenues	22,106	19,960	68,481	59,788
Cost and expenses:
Owned operating expenses:
Owned restaurants:
Owned restaurant cost of sales	4,472	4,050	14,109	12,121
Owned restaurant operating expenses	10,783	9,779	33,554	28,556
Total owned restaurant expenses	15,255	13,829	47,663	40,677
Owned food, beverage and other expenses	1,971	2,068	6,455	5,782
Total owned operating expenses	17,226	15,897	54,118	46,459
General and administrative (including stock-based compensation of $338, $337, $975 and $1,005 for the three and nine months ended September 30, 2019 and 2018 respectively)	2,352	2,266	7,706	7,937
Depreciation and amortization	1,103	896	3,049	2,575
Lease termination expenses	252	78	393	168
Pre-opening expenses	—	449	545	1,330
Transaction costs	358	—	510	—
Equity in income of investee companies	—	—	—	(111)
Other expense (income), net	40	38	(226)	(139)
Total costs and expenses	21,331	19,624	66,095	58,219
Operating income	775	336	2,386	1,569
Other expenses, net:
Interest expense, net of interest income	230	294	717	902
Loss on early debt extinguishment	—	—	437	—
Total other expenses, net	230	294	1,154	902
Income before provision for income taxes	545	42	1,232	667
Provision for income taxes	76	251	157	445
Net income (loss)	469	(209)	1,075	222
Less: net income attributable to noncontrolling interest	9	96	83	116
Net income (loss) attributable to The ONE Group Hospitality, Inc.	$460	$(305)	$992	$106
Currency translation loss	(40)	(170)	(329)	(104)
Comprehensive income (loss)	$420	$(475)	$663	$2

Net income (loss) attributable to The ONE Group Hospitality, Inc. per share:
Basic net income (loss) per share	$0.02	$(0.01)	$0.03	$0.00
Diluted net income (loss) per share	$0.02	$(0.01)	$0.03	$0.00

Shares used in computing basic earnings per share	28,537,477	27,751,632	28,429,074	27,437,269
Shares used in computing diluted earnings per share	29,901,144	27,751,632	29,642,926	27,499,645

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited, in thousands, except earnings per share and related share information)

The following table sets forth certain statements of operations data as a percentage of total revenues for the periods indicated:

	For the three months ended September 30,		For the nine months ended September 30,
	2019	2018	2019	2018
Revenues:
Owned restaurant net revenues	77.4%	76.7%	78.5%	76.8%
Owned food, beverage and other net revenues	9.3%	9.8%	9.5%	10.1%
Total owned revenue	86.8%	86.5%	87.9%	86.9%
Management, license and incentive fee revenue	13.2%	13.5%	12.1%	13.1%
Total revenues	100.0%	100.0%	100.0%	100.0%
Cost and expenses:
Owned operating expenses:
Owned restaurants:
Owned restaurant cost of sales (1)	26.1%	26.4%	26.2%	26.4%
Owned restaurant operating expenses (1)	63.0%	63.9%	62.4%	62.2%
Total owned restaurant expenses (1)	89.1%	90.3%	88.7%	88.6%
Owned food, beverage and other expenses (2)	95.5%	105.5%	99.7%	95.6%
Total owned operating expenses (3)	89.8%	92.0%	89.9%	89.4%
General and administrative (including stock-based compensation of 1.5%, 1.7%, 1.4% and 1.7% for the three and nine months ended September 30, 2019 and 2018 respectively)	10.6%	11.4%	11.3%	13.3%
Depreciation and amortization	5.0%	4.5%	4.5%	4.3%
Lease termination expenses	1.1%	0.4%	0.6%	0.3%
Pre-opening expenses	0.0%	2.2%	0.8%	2.2%
Transaction costs	1.6%	—%	0.7%	—%
Equity in income of investee companies	—%	—%	—%	(0.2)%
Other expense (income), net	0.2%	0.2%	(0.3)%	(0.2)%
Total costs and expenses	96.5%	98.3%	96.5%	97.4%
Operating income	3.5%	1.7%	3.5%	2.6%
Other expenses, net:
Interest expense, net of interest income	1.0%	1.5%	1.0%	1.5%
Loss on early debt extinguishment	—%	—%	0.6%	—%
Total other expenses, net	1.0%	1.5%	1.7%	1.5%
Income before provision for income taxes	2.5%	0.2%	1.8%	1.1%
Provision for income taxes	0.3%	1.3%	0.2%	0.7%
Net income (loss)	2.1%	(1.0)%	1.6%	0.4%
Less: net income attributable to noncontrolling interest	0.0%	0.5%	0.1%	0.2%
Net income (loss) attributable to The ONE Group Hospitality, Inc.	2.1%	(1.5)%	1.4%	0.2%

(1)	These expenses are being shown as a percentage of owned restaurant net revenues.
(2)	These expenses are being shown as a percentage of owned food, beverage and other net revenues.
(3)	These expenses are being shown as a percentage of total owned revenue.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share information)

	(Unaudited),
	September 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$2,046	$1,592
Accounts receivable	6,083	7,029
Inventory	1,602	1,404
Other current assets	1,802	1,471
Due from related parties, net	336	45
Total current assets	11,869	11,541

Property and equipment, net	39,996	39,347
Operating lease right-of-use assets	39,751	—
Investments	2,684	2,684
Deferred tax assets, net	11	38
Other assets	362	349
Security deposits	747	2,020
Total assets	$95,420	$55,979

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,934	$5,408
Accrued expenses	4,302	8,093
Deferred license revenue	191	171
Deferred gift card revenue and other	599	947
Current portion of operating lease liabilities	2,488	—
Current portion of long-term debt	1,076	3,201
Total current liabilities	13,590	17,820

Deferred license revenue, long-term	951	1,008
Due to related parties, long-term	—	1,197
Operating lease liabilities, net of current portion	54,775	—
Deferred rent and tenant improvement allowances	—	16,774
Long-term debt, net of current portion	12,255	7,118
Total liabilities	81,571	43,917

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.0001 par value, 75,000,000 shares authorized; 28,577,487 and 28,313,017 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	—	—
Additional paid-in capital	44,584	43,543
Accumulated deficit	(27,730)	(28,722)
Accumulated other comprehensive loss	(2,639)	(2,310)
Total stockholders’ equity	14,218	12,514
Noncontrolling interests	(369)	(452)
Total equity	13,849	12,062
Total liabilities and equity	$95,420	$55,979

Reconciliation of Non-GAAP Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units and adjusted EBITDA.

Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. We believe that this measure also represents a useful internal measure of performance. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

	For the three months ended September 30,		For the nine months ended September 30,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Owned restaurant net revenues (1)	$17,120	$15,312	$53,749	$45,908
Owned food, beverage and other net revenues (1)	2,065	1,960	6,472	6,048
Total owned revenue	19,185	17,272	60,221	51,956
Management, license and incentive fee revenue	2,921	2,688	8,260	7,832
GAAP revenues	22,106	19,960	68,481	59,788

Food and beverage sales from management units (1)	$26,821	$26,220	$78,452	$75,039

Total food and beverage sales at owned and managed units	$46,006	$43,492	$138,673	$126,995

________________________________________

(1) Components of total food and beverage sales at owned and managed units.

The following table presents the elements of the quarterly Same Store Sales measure for Fiscal 2017, Fiscal 2018, Q1 2019, Q2 2019 and Q3 2019:

	2017				2018				2019
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3
US Owned STK Restaurants	(1.8%)	1.2%	(0.9%)	5.8%	8.7%	6.2%	7.7%	14.9%	10.4%	7.8%	8.1%
US Managed STK Restaurants	8.3%	2.5%	6.5%	6.6%	4.9%	10.1%	5.4%	15.6%	5.0%	3.6%	12.2%
US Total STK Restaurants	2.6%	1.7%	1.9%	6.0%	7.3%	7.5%	6.9%	15.0%	8.6%	6.4%	9.3%

Adjusted EBITDA. We define adjusted EBITDA as net loss before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, deferred rent, pre-opening expenses, non-recurring gains and losses, stock-based compensation, losses from discontinued operations and certain transactional costs. Not all the aforementioned items defining Adjusted EBITDA occur in each reporting period but have been included in our definitions of terms based on our historical activity. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

We believe that adjusted EBITDA is an appropriate measure of operating performance, as it provides a clear picture of our operating results by eliminating certain non-cash expenses that are not reflective of the underlying business performance. We use this metric to facilitate a comparison of our operating performance on a consistent basis from period to period and to analyze the factors and trends affecting our business as well as evaluate the performance of our units. Adjusted EBITDA has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Adjusted EBITDA is included in this press release because it is a key metric used by management. Additionally, adjusted EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use adjusted EBITDA, alongside other GAAP measures such as net income (loss), to measure profitability, as a key profitability target in our annual and other budgets, and to compare our performance against that of peer companies. We believe that adjusted EBITDA provides useful information facilitating operating performance comparisons from period to period.

The following table presents a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA for the periods indicated (in thousands):

	For the three months ended September 30,		For the nine months ended September 30,
	2019	2018	2019	2018
Net income (loss) attributable to The ONE Group Hospitality, Inc.	$460	$(305)	$992	$106
Net income attributable to noncontrolling interest	9	96	83	116
Net income (loss)	469	(209)	1,075	222
Interest expense, net of interest income	230	294	717	902
Provision for income taxes	76	251	157	445
Depreciation and amortization	1,103	896	3,049	2,575
EBITDA	1,878	1,232	4,998	4,144
Non-cash rent expense (1)	3	(52)	(86)	(141)
Pre-opening expenses	—	449	545	1,330
Lease termination expense (2)	252	78	393	168
Loss on debt extinguishment	—	—	437	—
Transaction costs (3)	358	—	510	—
Stock-based compensation	338	337	975	1,005
Other nonrecurring charges	—	145	—	145
Adjusted EBITDA	2,829	2,189	7,772	6,651
Adjusted EBITDA attributable to noncontrolling interest	192	153	361	317
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$2,637	$2,036	$7,411	$6,334

(1) Non-cash rent expense is included in owned restaurant operating expenses and general and administrative expense on the statement of operations and comprehensive income.

(2) Lease termination expense are costs associated with closed, abandoned and disputed locations or leases.

(3) Transaction costs relate to costs incurred with the Kona Grill acquisition and internal costs associated with capital raising activities, most recently the Bank of America Credit Agreement, the Goldman Sachs Credit Agreement, and costs associated with the preparation of the Form S-8.